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                                                                     Exhibit (i)

January 31, 2003

BlackRock Provident Institutional Funds
100 Bellevue Parkway
Wilmington, DE 19809

Re: Post-Effective Amendment No. 75 to Registration Statement on Form N-1A for BlackRock Provident Institutional Funds (Registration Nos. 2-47015; 811-2354)

Ladies and Gentlemen:

We have acted as counsel to BlackRock Provident Institutional Funds, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 75 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of shares and one or more classes of shares within such series and to classify or reclassify any unissued shares with respect to such series and classes.

We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, and resolutions adopted by the Trust's Board of Trustees and such other legal and factual matters as we have deemed appropriate. We have assumed that the shares will be issues against payment therefor as described in the Trust's Prospectuses.

This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

Currently, the Trust is authorized to offer shares ("Shares") of the following series and classes within such series:

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BlackRock Provident Institutional Funds
January 31, 2003
Page 2 of 3

      Series and Classes                        Series and Classes
      ------------------                        ------------------

      Series A (TempFund)                       Series F (Treasury Trust Fund)

      Class A Institutional Shares              Class A Institutional Shares
      Class B Dollar Shares                     Class B Dollar Shares
      Class C Administration Shares             Class C Administration Shares
      Class D Cash Management Shares            Class D Cash Management Shares
      Class E Cash Reserve Shares               Class E Cash Reserve Shares
      Class F Plus Shares
      Class H Bear Stearns Shares               Series G (MuniFund)

      Series B (TempCash)                       Class A Institutional Shares
                                                Class B Dollar Shares
      Class A Institutional Shares              Class C Administration Shares
      Class B Dollar Shares                     Class D Cash Management Shares
      Class C Administration Shares             Class E Cash Reserve Shares
      Class D Cash Management Shares            Class F Plus Shares
      Class E Cash Reserve Shares               Class H Bear Stearns Shares
      Class I Cash Plus Shares
                                                Series H (MuniCash)
      Series C (FedFund)

                                                Class A Institutional Shares
      Class A Institutional Shares              Class B Dollar Shares
      Class B Dollar Shares                     Class C Administration Shares
      Class C Administration Shares             Class D Cash Management Shares
      Class D Cash Management Shares            Class E Cash Reserve Shares
      Class E Cash Reserve Shares               Class I Cash Plus Shares
      Class H Bear Stearns Shares
      Class I Cash Plus Shares                  Series I (California Money Fund)

      Series D (T-Fund)                         Class A Institutional Shares
                                                Class B Dollar Shares
      Class A Institutional Shares              Class C Administration Shares
      Class B Dollar Shares                     Class D Cash Management Shares
      Class C Administration Shares             Class E Cash Reserve Shares
      Class D Cash Management Shares            Class F Plus Shares
      Class E Cash Reserve Shares               Class H Bear Stearns Shares
      Class F Plus Shares                       Class I Cash Plus Shares

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BlackRock Provident Institutional Funds
January 31, 2003
Page 3 of 3

      Series and Classes                        Series and Classes
      ------------------                        ------------------

      Series E (Federal Trust Fund)             Series J (New York Money Fund)

      Class A Institutional Shares              Class A Institutional Shares
      Class B Dollar Shares                     Class B Dollar Shares
      Class C Administration Shares             Class C Administration Shares
      Class D Cash Management Shares            Class D Cash Management Shares
      Class E Cash Reserve Shares               Class E Cash Reserve Shares
      Class G Hilliard Lyons Shares             Class F Plus Shares
                                                Class H Bear Stearns Shares
                                                Class I Cash Plus Shares

      Based on the foregoing, it is our opinion that the Shares issued after the effective date hereof, pursuant to and in consideration provided for in the Registration Statement will be when so issued, validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

      We hereby consent to the filing of this opinion as an exhibit to the Trust's Post-Effective Amendment No. 75 to its Registration Statement on Form N-1A.

                                                  Very truly yours,


                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  DRINKER BIDDLE & REATH LLP